UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5171 Clareton Drive Agoura Hills, CA		91301
(Address of principal executive offices)		(Zip Code)

(818) 706-3525
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of DTS, Inc. (the “Company”) approved grants of stock options and restricted stock to certain executive officers for whom disclosure was required in the Company’s proxy statement relating to the 2007 annual meeting of stockholders (the “Named Executive Officers”).  Each of the options has an exercise price of $22.45 per share, the closing price of the Company’s common stock on February 20, 2008, the date of grant. The options vest and become exercisable in equal annual installments on each of the four anniversaries following the date of grant and have a term of 10 years. The shares of restricted stock vest in equal annual installments on each of the four anniversaries following February 15, 2008. The following table sets forth the number of shares underlying the option grants and the number of shares of restricted stock that were granted to the Named Executive Officers on February 20, 2008:

Name	Title	Shares Underlying Options	Shares of Restricted Stock
Daniel E. Slusser	Chairman of the Board of Directors	15,000	7,500
Jon E. Kirchner	President and Chief Executive Officer	100,000	25,000
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	24,000	6,000
Blake A. Welcher	Executive Vice President, Legal and General Counsel	20,000	5,000

Additional information regarding the compensation of the Chief Executive Officer (the “CEO”) and the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the Company’s 2007 fiscal year will be set forth in the proxy statement for the Company’s 2008 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2008.

On February 20, 2008, the Committee also established performance objectives for payment of Non-Equity Incentive Plan Awards for fiscal 2008 for the Chairman of the Board of Directors, the CEO and certain other of the Company’s executive officers.  The potential awards will be based upon a combination of the Company’s achievement of certain revenue and operating income targets and each officer’s achievement of personal performance objectives set by the Committee.  Each officer’s award payout will be determined by multiplying their target bonus amount (a fixed percentage of base salary established by the Committee) by (i) a corporate performance multiplier and (ii) an individual performance multiplier.

The corporate performance multiplier will be determined in accordance with a performance payout matrix that assigns a value ranging from 50%, if the Company achieves revenue and operating income levels of at least 90% of each respective targeted amount, to 125%, if the Company achieves revenue and operating income levels of 110% or greater of each respective targeted amount.  Each officer’s individual performance multiplier individual modifier may range from 0 to 1.5, based on achievement of pre-established individual performance objectives.

Each officer’s base salary, target bonus payout and maximum bonus payout (determined in accordance with the above formula) are set forth in the table below.

Name	Title	Base Salary	Target Non-Equity Incentive Plan Award (% of Base Salary)	Maximum Non-Equity Incentive Plan Award (% of Base Salary)
Daniel E. Slusser	Chairman of the Board of Directors	$100,000	100%	187.5%
Jon E. Kirchner	President and Chief Executive Officer	$415,000	100%	187.5%
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	$265,000	50%	93.75%
Blake A. Welcher	Executive Vice President, Legal and General Counsel	$250,000	50%	93.75%

Depending on the Company’s performance and the individual’s performance, the actual Non-Equity Incentive Plan award may be more or less than the targeted amount, but not more than the maximum Non-Equity Incentive Plan award amount indicated in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: February 25, 2008
/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President,
Finance and Chief
Financial Officer
(principal financial and
accounting officer)